Exhibit 23.2





Independent Auditors' Consent



We consent to the incorporation by reference in Registration Statement No. 333-64992 of CenturyTel, Inc. on Form S-8 of our report dated July 6, 2001, appearing in this Annual Report on Form 11-K of the CenturyTel, Inc. Union Group Incentive Plan for the year ended December 31, 2001.



DELOITTE & TOUCHE LLP

/s/ DELOITTE & TOUCHE LLP

Portland, Oregon
June 28, 2002